                                                                    EXHIBIT 10.2

                               VOTING AGREEMENT
                               ----------------


          This Voting Agreement (this "Agreement") is made as of the 3rd day of December, 1998, by and among Buy.Com Inc., a Delaware corporation (the "Company"), Ingram Entertainment Inc., a Tennessee corporation ("Ingram"), The Scott A. Blum Separate Property Trust u/d/t 8/2/95 (the "Trust"), SOFTBANK Technology Ventures IV L.P. ("SOFTBANK Ventures"), SOFTBANK Technology Advisors Fund L.P. ("SOFTBANK Advisors"), and SOFTBANK Holdings Inc. ("SOFTBANK Holdings") (each of Ingram, the Trust, SOFTBANK Ventures, SOFTBANK Advisors, and SOFTBANK Holdings are referred to herein individually as a "Stockholder" and, collectively, as the "Stockholders").

                                   RECITALS

          WHEREAS, the Company has acquired SpeedServe Inc. ("SpeedServe") by way of the merger (the "Merger") of SpeedServe with and into a wholly owned subsidiary of the Company;

          WHEREAS, prior to the Merger, Ingram was the principal stockholder of SpeedServe;

          WHEREAS, it was a condition to the Merger that David B. Ingram ("David Ingram") be elected to the Company's Board of Directors (the "Board") and that the parties hereto enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, the parties hereto mutually agree as follows:

          1.   Board Representation.
               --------------------

               1.1  Designation of Ingram Representative to the Board of
                    ----------------------------------------------------
Directors. During the term of this Agreement as set forth in Section 7, the
---------
Board of Directors, so long as it is consistent with the Board's fiduciary duties, shall nominate David Ingram and recommend that the stockholders of the Company vote in favor of David Ingram for election to the Board at each annual or special meeting of stockholders at which directors are to be elected, or in connection with any consent actions in lieu of such meeting, and the Stockholders shall vote all of their shares of Stock in favor of his election to the Board. Nothing herein shall be deemed to require David Ingram to accept such nomination or election; provided, however that if David Ingram does not accept such nomination or election, this Agreement shall terminate at such time.

               1.2  Definition of "Stock."  For purposes of this Agreement, the
                    ---------------------
term "Stock" shall mean all shares of voting securities of the Company then issued and outstanding including, without limitation, all shares of Common Stock and Series A Convertible Participating Preferred Stock.

               1.3  Failure to Vote per Agreement.  In the event that any
                    -----------------------------
Stockholder

                                       1.

shall fail to vote its shares of Stock in favor of the election of David Ingram to the Board as set forth in Section 1.1 above, such Stockholder shall be deemed immediately upon the existence of such a breach to have granted to Ingram a proxy to its shares of Stock to ensure that such shares will be voted for the election of David Ingram. Each of the Stockholders acknowledges that each proxy deemed to be granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed.

          2.   Certain Resignations or Removals.  Other than for cause, only
               --------------------------------
Ingram shall have the right to request the resignation or removal of David Ingram. In such event, David Ingram shall immediately resign or be subject to removal by a vote of the Stockholders and the Stockholders shall vote all of their shares of Stock entitled to vote in favor of such removal. If David Ingram shall fail to resign if requested to do so by Ingram or if grounds exist to remove David Ingram for cause, then any Stockholder shall have the right to call a special meeting of stockholders for the purpose of removing such director and the Stockholders shall vote all their shares of Stock entitled to vote at such meeting in favor of removal.

          3.   [Reserved]

          4.   Notice of Certain Board Meetings.  Ingram shall receive prior
               --------------------------------
notice, consistent with the notice provided members of the Board pursuant to the Company's Bylaws, of any meeting of the Board at which it is proposed that a vacancy on the Board be filled unless such notice shall have been waived in accordance with the Delaware General Corporation Law.

          5.   Covenant to Vote.  Each of the Stockholders shall appear in
               ----------------
person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of Stock owned by such Stockholder entitled to vote, either in person or by proxy, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders with respect to the election of directors, in favor of the election of the directors nominated in accordance with Sections 1.1 hereof. In addition, each Stockholder shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of Stock owned by such Stockholder and entitled to vote upon any other matter submitted to a vote of the Stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

          6.   No Voting or Conflicting Agreements.  No Stockholder shall grant
               -----------------------------------
any proxy or enter into or agree to be bound by any voting trust with respect to the Stock held by such Stockholder nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any person with respect to the Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other stockholders of the Company that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Series A Convertible Participating Preferred Stock and Common Stock held by such Stockholders to the extent such agreements or arrangements are inconsistent with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert

                                       2.

with any other persons in connection with the acquisition, disposition or voting of shares of the Company's capital stock in any manner which is inconsistent with the provisions of this Agreement.

          7.   Term.  This Agreement will terminate upon the earlier of (i) the
               ----
closing of an underwritten public offering covering the offer and sale of Common Stock of the Company in which the per share price to the public is at least $30.799 per share (as adjusted for stock splits, recapitalizations and the like) and the net cash proceeds to the Company (after underwriting discounts, commissions and fees) are at least $30,000,000; (ii) the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to another corporation, unless the stockholders of the Company shall own at least 51% of the capital stock of such other corporation immediately after such merger, consolidation or sale; (iii) the date on which Ingram's ownership of the Common Stock of the Company drops below 50% of the number of shares (as such number may be adjusted to account for stock splits and reverse stock splits) of Common Stock of the Company acquired by Ingram in connection with the Merger; or (iv) upon the death of David Ingram or any disability which renders him unable to serve as a director of the Company.

          8.   Injunctive Relief.  It is acknowledged that it will be impossible
               -----------------
to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          9.   Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any Stockholder or any transferee of any Stockholder shall acquire any securities of the Company which are entitled to voting rights, whether upon exercise, conversion or otherwise, in any manner, whether by operation of law or otherwise, such securities shall be held subject to all of the terms of this Agreement, and by taking and holding such securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

          10.  Governing Law.  Regardless of the place of execution, this
               -------------
Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be wholly performed in such State, without regard to the conflicts-of-law principles thereof.

          11.  Headings.  Section headings are inserted herein for convenience
               --------
only and do not form a part of this Agreement.

          12.  Entire Agreement; Amendment.  This Agreement contains the entire
               ---------------------------
agreement among the parties hereto with respect to the matters contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be

                                       3.

discharged except by performance and may not be amended or supplemented except by an instrument in writing signed by the Company and each other party hereto.

          13.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.  Further Assurances.  Each of the parties hereto agrees to execute
               ------------------
such further instruments and to take such further action as may reasonably be requested by any other party hereto to carry out the intent of this Agreement.

                                       4.

                        VOTING AGREEMENT SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                        "COMPANY"

                                        BUY.COM INC.

                                        By:  __________________________________
                                             Scott A. Blum
                                             President

                                        "STOCKHOLDERS"

                                        THE SCOTT A. BLUM SEPARATE PROPERTY
                                        TRUST, u/d/t/ 8/2/95


                                        By:  __________________________________
                                             Scott A. Blum
                                             Trustee


                                        SOFTBANK TECHNOLOGY VENTURES IV L.P.

                                        By: STV IV LLC
                                            Its General Partner


                                        By:  __________________________________
                                             Edward Scott Russell
                                             General Partner


                                        SOFTBANK TECHNOLOGY ADVISORS FUND L.P.

                                        By: STV IV LLC
                                            Its General Partner


                                        By:  __________________________________
                                             Edward Scott Russell
                                             General Partner

                                       5.

                                        SOFTBANK HOLDINGS INC.


                                        By:  __________________________________
                                             Name:
                                             Title:


                                        INGRAM ENTERTAINMENT INC.


                                        By:  __________________________________
                                             Name:
                                             Title:

                                       6.